Exhibit 3.2

BYLAWS

OF

BAXALTA INCORPORATED

(As Amended and Restated Effective June 30, 2015)

ARTICLE I

SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. The Board of Directors may designate the place of meeting for any meetings of shareholders, but if no designation is made the place of meeting shall be the principal executive offices of the Corporation.

SECTION 2. ANNUAL MEETINGS; NOTICE OF SHAREHOLDER PROPOSALS OF BUSINESS.

(a) The annual meeting of shareholders for the election of directors and the transaction of other business shall be held at such date and time as determined by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

(b) No business may be transacted at an annual meeting of shareholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting, (B) who is entitled to vote at such meeting and (C) who complies with the procedures set forth in this Section 2. Section 2(b)(iii) of this Article I shall be the exclusive means for a shareholder to make business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(c) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation and comply with the other procedures set forth in this Section 2.

(d) To be timely, a shareholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or sixty (60) days after such anniversary date, or in the case of the Corporation’s 2016 annual meeting of shareholders, notice by the shareholder in order to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than (i) the close of business on the 90th day prior to the date of such annual meeting or (ii) only if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(e) To be in proper written form, a shareholder’s notice to the Corporate Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the bylaws of the Corporation, the text of the proposed amendment) and, as to the shareholder giving the notice and any Shareholder Associated Person (as defined below), (i) the name and record address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including but not limited to any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, swaps, hedging transactions or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such person, to mitigate loss to such person with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such person with respect to any share of stock of the Corporation, (v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice, (vi) a description of all arrangements or understandings, whether written or oral, between or among one or more such persons or any other person or persons or entity or entities (including their names) in connection with the proposal of such business by such person and any material interest in such business (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Shareholder Information and Disclosable Interests”), (vii) any other information relating to such proposing person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14 of the Exchange Act, (viii) a representation (A) that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (B) whether the shareholder intends to continue to hold the shares through the date of the meeting, and (ix) a representation whether the shareholder intends or is part of a group which intends (A) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock which, together with the holdings of such shareholder and all such beneficial owners, is sufficient to approve or adopt the proposal or (B) otherwise to solicit proxies from shareholders in support of such proposal. A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Corporate Secretary not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). In addition, a shareholder seeking to submit business at an annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(f) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2 (including the provision of the information required pursuant to the immediately preceding paragraph). If the proposing shareholder does not appear or send a qualified representative to present such proposal at such annual meeting or if any information provided pursuant to the immediately preceding paragraph contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If the person presiding over the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. For purposes of this paragraph, to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

(g) For purposes of Sections 2, 3 and 4 of Article I of these Bylaws:

“public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Shareholder Associated Person” of any shareholder proposing business to be brought at an annual meeting, nominating a person for election as a director or requesting (in the case of any holders of shares of Preferred Stock having the right to request) a special meeting, as applicable, shall mean (i) any person acting in concert, directly or indirectly, with such shareholder, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business to be brought before an annual meeting or a request for a special meeting of shareholders is being made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or any such beneficial owner, and (iv) any other person or entity with whom such shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

SECTION 3. SPECIAL MEETINGS.

(a) Special meetings of the shareholders may be called only by the Chairman of the Board, the Chief Executive Officer and President, or by the Corporate Secretary of the Corporation at the direction of the Board of Directors. Subject to the rights of the holders of any shares of Preferred Stock, special meetings of the shareholders may not be called by any other person or persons.

(b) Special meetings of shareholders shall be held at such places and times as determined by the Board of Directors in their discretion. At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board of Directors.

(c) No business shall be conducted at a special meeting of shareholders except business brought before the special meeting in accordance with the procedures set forth in this Section 3 and, if applicable, Section 4 of this Article I. If the person presiding over the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 4. NOTICE OF SHAREHOLDER NOMINATIONS OF DIRECTORS; ELECTION OF DIRECTORS.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of shareholders entitled to vote at such meeting, (B) who is entitled to vote at such meeting and (C) who complies with the procedures set forth in this Section 4. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation and comply with the other procedures set forth in this Section 4.

(c) For the notice described in the immediately preceding paragraph to be timely, a shareholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or sixty (60) days after such anniversary date, or in the case of the Corporation’s 2016 annual meeting of shareholders, notice by the shareholder in order to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than (A) the close of business on the 90th day prior to the date of such annual meeting or (B) only if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than (A) the close of business on the 90th day prior to the date of such special meeting or (B) only if the first public disclosure of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Corporation and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement, or the public disclosure of such an adjournment or postponement, of an annual or special meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above.

(d) To be in proper written form, a shareholder’s notice to the Corporate Secretary regarding a nomination must set forth as to each person whom the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice and any Shareholder Associated Person (as defined above) (i) the name and record address of such person and, only with respect to the proposed nominee, such person’s age, business address and residence address, (ii) the principal occupation or employment of the proposed nominee, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 or any successor provision promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vi) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such person, to mitigate loss to such person with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such person with respect to any share of stock of the Corporation, (viii) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director on the date of such shareholder’s notice, (ix) a description of all arrangements or understandings, whether written or oral, between or among one or more such persons or any other person or persons or entity or entities (including their names) pursuant to which the nomination(s) are to be made by the shareholder, and any relationship between or among the shareholder giving notice and any Shareholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (x) a representation (A) that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the applicable meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (B) whether the shareholder giving the notice intends to continue to hold the shares through the date of the applicable meeting, and (xi) a representation whether the shareholder intends or is part of a group which intends (A) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock which, together with the holdings of such shareholder and all such beneficial owners, is sufficient to elect the nominee or (B) otherwise to solicit proxies from shareholders in support of such nomination. A shareholder providing notice of a nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Corporate Secretary not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. With respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the other matters set forth in these Bylaws, also include a completed and signed questionnaire, representation and agreement required by paragraph (g) of this Section 4.

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4 (including the provision of the information required pursuant to the immediately preceding paragraph). If the person presiding over the meeting determines that a nomination was not made in accordance with such procedures, the presiding person shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(f) Except as provided in the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees at any such meeting, as determined by the Corporate Secretary of the Corporation, exceeds the number of directors to be elected at the meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” exceeds fifty percent (50%) of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee shall exclude abstentions with respect to such nominee. If a nominee for director is not elected and that nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board of Directors or the recommendation of the Corporate Governance Committee.

(g) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a shareholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4 of Article I of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) will comply with the Corporation’s stock ownership guidelines for directors, if any, and has disclosed therein whether all or any portion of securities of the Corporation were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

SECTION 5. VOTING RIGHTS; PROXIES; QUORUM.

(a) Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or the General Corporation Law of the State of Delaware (the “DGCL”) shall be entitled to one vote, in person or by proxy executed in writing (or in such manner prescribed by the DGCL) by the shareholder or such shareholder’s duly authorized attorney in fact, for each share of stock entitled to vote held by such shareholder, unless otherwise provided by law or the Certificate of Incorporation.

(b) All matters presented to shareholders at a meeting at which a quorum is present, other than the election of directors, shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to be voted at such meeting, unless otherwise provided in these Bylaws, the Certificate of Incorporation or applicable laws.

(c) The holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, at any meeting duly called, shall constitute a quorum. Any meeting at which a quorum is not present may be adjourned from time to time to some other time by a majority of the shareholders present or represented and entitled to vote at such meeting, but no other business shall be transacted at such meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

SECTION 6. NOTICES OF MEETINGS. Written or printed notice, stating the place, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the DGCL (except to the extent prohibited by Section 232(e) of the DGCL) or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Such further notice shall be given as may be required by law. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6 of Article IX of these Bylaws. Any previously scheduled meeting of the shareholders may be postponed, and, unless the Certificate of Incorporation otherwise provides, any special meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

SECTION 7. CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and shall not be transacted or considered.

SECTION 8. GENERAL.

(a) Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any shareholder proposal or nomination otherwise permitted pursuant to these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered pursuant these Bylaws.

(b) Nothing in these Bylaws shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(c) Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

(d) In advance of any meeting of the shareholders, the Board of Directors, by resolution, the Chairman of the Board or the Chief Executive Officer and President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE II

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

SECTION 2. QUORUM. A majority of the total number of the directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in the absence of a quorum a majority of those present (or if only one is present, then that one) may adjourn the meeting without notice until such time as a quorum is present. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3. REGULAR MEETINGS. Regular meetings may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

SECTION 4. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Corporate Secretary at the direction of the Chairman of the Board, the Chief Executive Officer and President, or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of

Directors may fix the time and place of any such meeting. Notice of each special meeting of the Board of Directors shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than the day before the meeting is to be held. Unless otherwise required by these Bylaws, every such notice shall state the time and place but need not state the purpose of the meeting. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

SECTION 5. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 6. PRESENCE AT A MEETING. Members of the Board of Directors, or of any committee thereof, may participate in meetings by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 7. COMPENSATION OF DIRECTORS. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors. Nothing contained in this Section 7 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 8. RECORDS. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE III

COMMITTEES

SECTION 1. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the resolutions creating the committee and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 2. The following provisions shall apply to all committees of the Board of Directors:

(a) The Board of Directors shall appoint the members and chairperson of each committee. The members shall serve until their successors are appointed and qualified or until the committee is dissolved by a majority of the whole Board of Directors. The chairperson of the committee shall, if present, preside at all meetings of a committee.

(b) Each committee shall keep regular minutes of its proceedings and shall report its actions and recommendations to the Board of Directors at the next meeting of the Board of Directors following each committee meeting.

(c) The Board of Directors shall have the power at any time to change the membership of a committee, and any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

(d) The lesser of a majority of the members or two members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. A committee may act by unanimous consent in writing without a meeting. Committee meetings may be called by the Chairman of the Board of Directors, the chairman of the committee, or any two of the committee’s members. The time and place of committee meetings shall be designated in the notice of such meeting consistent with the requirements of Article II. Notice of each committee meeting shall be given to each committee member consistent with the requirements of Article II. Each Committee shall keep minutes of its proceedings.

(e) The Board of Directors shall appoint such committees as are required by the New York Stock Exchange (or any other principal United States exchange upon which the shares of the Corporation may be listed).

ARTICLE IV

OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer and President, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Treasurer, a Corporate Secretary and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Vice Presidents, Assistant Corporate Secretaries or Assistant Treasurers may be appointed as in the judgment of the Chief Executive Officer and President may be necessary or desirable, subject to the oversight of the Board of Directors. The officers of the Corporation shall have such powers and perform such duties as generally pertain to their respective offices, subject to the control of the Board of Directors. Any officer of the Corporation may sign any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors or a committee thereof has authorized to be executed or are in the ordinary course of business of the Corporation. The Chief Executive Officer and President, Chief Financial Officer, Treasurer or the Corporate Secretary may vote, either in person or by proxy, all the shares of the capital stock of any company that the Corporation owns or is otherwise entitled to vote at any and all meetings of the shareholders of such company and shall have the power to accept or waive notice of such meetings. Any one person may hold any number of offices of the Corporation unless specifically prohibited by law. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any officer appointed by the Chairman of the Board may be removed by the Chairman of the Board whenever, in the Chairman of the Board’s judgment, the best interests of the Corporation will be served thereby

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties, if any, as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall act as spokesman for the Board of Directors and as a liaison between the Board of Directors and the Corporation. The Chairman of the Board shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

SECTION 3. CHIEF EXECUTIVE OFFICER AND PRESIDENT. The Chief Executive Officer and President shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer and President shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall also be the President of the Corporation.

SECTION 4. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller.

SECTION 5. EXECUTIVE VICE PRESIDENTS. Any Executive Vice President shall have such powers and shall discharge such duties as may be further delegated to him or her from time to time by the Chief Executive Officer and President.

SECTION 6. SENIOR VICE PRESIDENTS. Any Senior Vice President shall have such powers and shall discharge such duties as may be further delegated to him or her from time to time by the Chief Executive Officer and President or any Executive Vice President.

SECTION 7. TREASURER. The Treasurer shall have charge of the funds and securities of the Corporation and shall disburse the funds of the Corporation as may be ordered by the Board of Directors.

SECTION 8. CORPORATE SECRETARY. The Corporate Secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors, and all other notices required by law or these Bylaws, and in the case of his or her absence or refusal or neglect so to do, and if there be no Assistant Corporate Secretary, any such notice may be given as directed by the person or persons upon whose request the meeting is called pursuant to these Bylaws. The Corporate Secretary shall record the actions of the shareholders and Board of Directors in minutes retained under his or her direction. The Corporate Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it and may attest the same.

ARTICLE V

RESIGNATIONS; FILLING OF VACANCIES

SECTION 1. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the Chairman of the Board, the Chief Executive Officer and President, or the Corporate Secretary. The acceptance of the resignation shall not be necessary to make it effective.

SECTION 2. FILLING OF VACANCIES. If any office of the Corporation becomes vacant, the vacancy may be filled by the Board of Directors in accordance with the Certificate of Incorporation.

ARTICLE VI

CAPITAL STOCK

SECTION 1. CERTIFICATED AND UNCERTIFICATED STOCK; TRANSFERS. The interest of each shareholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated. The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by his or her attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the

Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as the Board of Directors shall require and to give the Corporation a bond, in such form and amount as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 3. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors may fix a new record date under this Section for the adjourned meeting.

SECTION 4. RECORD OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

SECTION 5. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

SECTION 6. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Article II, Section 5), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VII

INDEMNIFICATION

SECTION 1. POWER TO INDEMNIFY IN ACTIONS NOT BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 2. POWER TO INDEMNIFY IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made, with respect to a person who is a director, officer or employee at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the shareholders. Such determination shall be made, with respect to present or former employees or former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be.

SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer or employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys’ fees) incurred by a current or former director or officer or employee entitled to indemnification under this Article VII in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director, officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. Any repeal or modification of any provision in this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of any person hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

SECTION 8. SEVERABILITY. If any provision or provisions of this Article VII is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

SECTION 9. SURVIVAL. The rights to indemnification and advancement of expenses conferred by this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

SECTION 10. CERTAIN DEFINITIONS. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation or is or was a director, officer or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of, or in a fiduciary capacity with respect to, another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of, or fiduciary with respect to, another enterprise which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided herein, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The Bylaws may be amended or repealed by the affirmative vote of at least eighty percent (80%) of the shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the shareholders or any special meeting of the shareholders, in each case if notice of such proposed amendment or repeal is contained in the notice of such meeting.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 1. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.

SECTION 3. ELECTRONIC TRANSMISSION. When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

SECTION 4. REGISTERED OFFICE. Except as otherwise determined by the Board of Directors, the registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of the Corporation.

SECTION 5. CONSTRUCTION. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of the Certificate of Incorporation shall be controlling.

SECTION 6. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given either personally by mail, facsimile or other means of electronic communication or by other lawful means. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to such director, member of a committee or shareholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid. If notice be by facsimile or other means of electronic communication, such notice shall be deemed to be given at the time provided in the DGCL. Such further notice shall be given as may be required by law. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of shareholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

SECTION 7. CONTRACTS. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer and any President, and any Executive Vice President or Senior Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer and President, or any Executive Vice President or Senior Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 8. PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer and President, or any Executive Vice President or Senior Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.